Exhibit 4.1
CERTIFICATE OF INCORPORATION
OF
GRAND NAME, CO.
     1. The name of the corporation is:
GRAND NAME, CO.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business, or objects or purposes proposed to be transacted, provided or carried on are:
               In general to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The aggregate number of shares which the corporation shall have authority to issue is 75,000,000 shares, all of which are common stock, and the par value of each of such shares is to be $.01.
     Authority is hereby expressly granted to the Board of directors, or the Executive Committee thereof, from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.
     5. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of this corporation.
     6. Tender offers for the purchase of equity securities of this corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware.

7.  The name and mailing address of the incorporators are:

NAME	MAILING ADDRESS

V. A. Brookens	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
J. L. Austin	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
D. L. Sipple	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

8.  The corporation is to have perpetual existence.

9.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10.  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 29th day of January, 1986.

/s/  V. A. Brookens
V. A. Brookens

/s/  J. L. Austin
J. L. Austin

/s/  D. L. Sipple
D. L. Sipple

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     GRAND NAME, CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of GRAND NAME, CO. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:
“The aggregate number of shares which the corporation shall have authority to issue is 75,000,000 shares, all of which are to be common stock, and the par value of each of such shares is to be $0.01.”
RESOLVED, FURTHER, that the Certificate of Incorporation of the Company be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:
“The name of the corporation is: MGM GRAND HOTELS COMPANY.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said GRAND NAME, CO. has caused this certificate to be signed by Alvin Benedict, its Chairman of the Board of Directors, and attested by Stephen D. Silbert, its Secretary, this 25th day of April, 1986.

GRAND NAME, CO.
By	/s/ Alvin Benedict
Alvin Benedict
Chairman of the Board of Directors

     ATTEST:

By	/s/ Stephen D. Silbert

Stephen D. Silbert Secretary

2.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MGM GRAND HOTELS COMPANY
     The undersigned, Alvin Benedict, President, and Bernard Rothkopf, Secretary, of MGM Grand Hotels Company, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certify as follows:
     FIRST: That a majority of the board of directors of the corporation adopted resolutions approving the following amendments to the Certificate of Incorporation of the corporation:
     RESOLVED, that Article 1 of the Certificate of Incorporation of this corporation be, and it hereby is, amended in its entirety to read as follows:
     “1. The name of the corporation is: MGM GRAND, INC.”
     RESOLVED FURTHER, that a new Article 11 be, and it hereby is, added to the Certificate of Incorporation of this corporation, as follows:
     “11. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director deriv   an improper personal benefit.

“If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

“Any repeal or amendment of this Article 11 by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.”

SECOND: That in lieu of a meeting and vote of the stockholders, the sole stockholder has given unanimous written consent to the foregoing amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the foregoing amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this certificate has been signed by Alvin Benedict, President, and Bernard Rothkopf, Secretary, of MGM Grand Hotels Company this 22nd day of January, 1987.

/s/  Alvin Benedict
Alvin Benedict
President

/s/  Bernard Rothkopf
Bernard Rothkopf
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MGM GRAND, INC.

     The undersigned, Fred Benninger and Scott Langsner, the duly elected and presently acting President and Secretary, respectively, of MGM Grand, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certify as follows:

     FIRST:    That the Board of Directors of this Corporation adopted the following resolution and the therein specified amendment to the Certificate of Incorporation of the Corporation:

          “RESOLVED, that Article 11 of this Corporation’s Certificate of Incorporation be amended and restated in its entirety as follows:

          ‘11.    A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit.

          ‘Any repeal or amendment of this Article 11 by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.’”

     SECOND: That in lieu of a meeting and vote of the stockholders, the sole stockholder of the Corporation has given written consent to the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, this certificate has been signed by Fred Benninger and Scott Langsner, the duly elected and presently acting President and Secretary, respectively, of MGM Grand, Inc., this 22 day of December, 1987.

/s/ Fred Benninger
Fred Benninger
President

/s/ Scott Langsner
Scott Langsner
Secretary

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CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
MGM GRAND, INC.
     MGM Grand, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST:
     That pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the corporation’s Certificate of Incorporation as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and providing that the amendment be presented to the stockholders for consideration at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that it is advisable to amend the Certificate of Incorporation and that the Corporation’s Certificate of Incorporation be amended to add a new Article 12 and a new Article 13 as follows:
     “12. (A). Except as is otherwise expressly provided in instruments containing the terms of the Corporation’s securities, which instruments have been approved by the New Jersey Casino Control Commission (hereinafter “Commission”), if and when the Corporation shall become, and so long as the Corporation shall remain, a publicly traded holding company as defined in the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. (hereinafter “Act”), in accordance with Section 82d(7) and (9) of the Act, all securities of the Corporation shall be held subject to the condition that if a holder thereof is disqualified by the Commission pursuant to the Act (“Disqualified Holder”), such Disqualified Holder shall dispose of his interest in the Corporation’s securities within 120 days or such other time period required by the Commission following the Corporation’s receipt of notice (the “Notice Date”) of such Disqualified Holder. Promptly following the Notice Date, the Corporation shall personally deliver a copy of such written notice to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation’s books and records, or use any other reasonable means of delivering a copy of such written notice to the Disqualified Holder. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this Article 12. Failure of the Corporation to exercise its rights under this Article 12 shall not preclude the Corporation from exercising its rights under Article 13.
     (B). A Disqualified Holder shall reimburse the Corporation for all expenses incurred by the Corporation in performing its obligations and exercising its right under this Article 12 or Article 13.
     13. So long as the Corporation holds (directly or indirectly) a license or franchise from a governmental agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications, any and all shares of the Corporation’s stock shall be subject to redemption by the Corporation, at its sole option and in its sole discretion, to the extent necessary to prevent the loss of such license or franchise or to reinstate it.
Any shares of the Corporation’s stock redeemable pursuant to this Article 13 may be called for redemption immediately for cash, property or rights, including securities of the Corporation or another corporation, on not less than five (5) days notice to the holder(s) thereof at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if such stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the Corporation’s Board of Directors.”

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     SECOND:
     That thereafter, the annual meeting of stockholders of the Corporation was duly called and held on May 6, 1997, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD:
     That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, MGM Grand, Inc. has caused this certificate to be signed by Scott Langsner, it Secretary/Treasurer, this 17th day of July, 1997.

MGM GRAND, INC.
By:	/s/ Scott Langsner
Scott Langsner
Secretary/Treasurer

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